PRESS RELEASE

Available for Immediate Publication: February 7, 2008
Contacts: Thomas T. Hawker, President/Chief Executive Officer (209)725-2276
                 David A. Heaberlin, EVP/Chief Financial Officer (209)725-7435
                 Web Site www.ccow.com

Capital Corp of the West
Q4 2007 County Bank Call Report Filing

Merced, California, February 7, 2008 – Capital Corp of the West (NASDAQ: CCOW), the holding company for County Bank (“the Bank”), Central California’s Community Bank, clarified today the County Bank Call Report filed.  Tom Hawker, Chief Executive Officer, commented:  “On January 30, 2008, the Bank filed, as required, its fourth quarter Call Report with the Federal Reserve Bank of San Francisco. The Bank filed this report based on the best available information at that time and is currently studying certain valuations in light of existing market conditions and now believes certain adjustments as of year-end 2007 are likely to result from this review process. Therefore, the Bank's parent, Capital Corp of the West ("the Company"), is unable to release the results of its operations for the fourth quarter of 2007 and the year ended December 31, 2007 until this review is complete. The Company anticipates that actual consolidated results of operations, when determined, may vary from those included in the Call Report and that the Bank will file an amended Call Report at that time.”

Forward Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended and Capital Corp of the West intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release.  Factors that might cause such differences include, but are not limited to: independent valuations or appraisals of certain assets, the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic, real estate and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; loss of key personnel; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

In addition, discussions about risks and uncertainties are set forth from time to time in the Company’s publicly available Securities and Exchange Commission filings. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Reference Information

Capital Corp of the West, a bank holding company established November 1, 1995, is the parent company of County Bank, which has over 30 years of service as “Central California’s Community Bank.”  Currently, County Bank has forty-one branch offices serving thirteen counties in California.  Its primary concentration is in the Central Valley of California.  As of the latest FDIC data, County Bank has a 7.29% market share in the six Central California counties in which it has a significant retail branch presence, ranking County Bank fifth out of forty-one financial institutions in that market area. For further information about the Company’s financial performance, contact Tom Hawker, President and Chief Executive Officer, at (209) 725-2276, or David Heaberlin, Chief Financial Officer, at (209) 725-7435.